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                                                                      Exhibit 11

                     INFORMATION RESOURCE ENGINEERING, INC.
                                AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

                                                              Three Months Ended                    Six Months Ended
                                                                   June 30,                             June 30,
                                                        ---------------------------         ------------------------------
                                                             1995           1996                1995              1996
                                                             ----           ----                ----              ----
 Primary
 -------

 Net loss                                                $ (391,568)    $  (225,743)          $ (346,900)      $(1,149,189)
 Accrued dividend on preferred stock                         27,011         --                    57,940          --
                                                         ----------     -----------           ----------       -----------
 Net loss attributable to common stock                   $ (418,579)    $  (225,743)          $ (404,840)      $(1,149,189)
                                                         ==========     ===========           ==========       ===========

 Average number of common shares outstanding              3,700,987       5,417,329            3,674,684         5,164,362

 Dilutive effect of stock options and warrants              --              --                   --                --
                                                         ----------     -----------           ----------       -----------
 Weighted average number of common shares outstanding     3,700,987       5,417,329            3,674,684         5,164,362
                                                         ==========     ===========           ==========       ===========

 Loss per common share                                   $     (.11)    $      (.04)          $     (.11)      $      (.22)
                                                         ==========     ===========           ==========       ===========

 Assuming full dilution
 ----------------------
 Net loss attributable to common stock                   $ (418,579)    $  (225,743)          $ (404,840)      $(1,149,189)
                                                         ==========     ===========           ==========       ===========

 Weighted average number of common shares outstanding     3,700,987       5,417,329            3,674,684         5,164,362
 Additional dilutive effect of stock options and
    warrants                                                --              --                   --                --
                                                         ----------     -----------           ----------       -----------

 Weighted average number of common shares outstanding     3,700,987       5,417,329            3,674,684         5,164,362
                                                         ==========     ===========           ==========       ===========
 Loss per common share assuming full dilution            $     (.11)    $      (.04)          $     (.11)      $      (.22)
                                                         ==========     ===========           ==========       ===========





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